UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

APPLIED FILMS CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-23103 (Commission File No.)	84-1311581 (IRS Employer Identification No.)

9586 I-25 Frontage Road, Suite 200, Longmont, Colorado (Address of Principal Executive Offices)	80504 (Zip Code)

303-774-3200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [X]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

        [_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

        [_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01      Entry into a Material Definitive Agreement

Supplemental Agreement with Thomas T. Edman

On May 15, 2006, Thomas T. Edman, President and Chief Executive Officer of Applied Films Corporation (“Applied Films”), and Applied Films entered into a supplemental agreement. This supplemental agreement amends the Severance Agreement between Mr. Edman and Applied Films, dated July 26, 2002, by deleting the last clause of Section 2.6(c)(v) of the Severance Agreement. The amendment is retroactive and effective as of May 3, 2006.

The supplemental agreement also includes a covenant by Mr. Edman that, prior to the closing of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger among Applied Films, Blue Acquisition, Inc. and Applied Materials, Inc. dated May 4, 2006 (the “Agreement and Plan of Merger”), he will not exercise the 108,654 options to purchase Applied Films common stock owned by him that vested on May 4, 2006. If the Merger does not occur, the supplemental agreement shall be null and void and of no further force and effect.

Supplemental Agreement with Lawrence D. Firestone

On May 15, 2006, Lawrence D. Firestone, Senior Vice President, Chief Financial Officer, Secretary, and Treasurer of Applied Films, and Applied Films entered into a supplemental agreement. This supplemental agreement amends the Severance Agreement between Mr. Firestone and Applied Films, dated July 26, 2002.

Under the terms of the supplemental agreement, Mr. Firestone agrees to remain employed by Applied Films in his current position until the earlier of (a) thirty days after the closing of the Merger, or (b) September 1, 2006. If Mr. Firestone fulfills his obligation described in the preceding sentence, he will receive the Severance Benefits (as defined in his Severance Agreement) and Applied Films will fulfill its other obligations under the Severance Agreement. If Mr. Firestone voluntarily terminates his employment other than for death or disability, or if he is terminated for Cause (as defined in his Severance Agreement), then he will forfeit any right to Severance Benefits and any other benefits triggered by a “Qualifying Termination” under the Severance Agreement. If the Merger does not occur, the supplemental agreement shall be null and void and of no further force and effect.

The foregoing descriptions of the amendments in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Director Stock Options

On May 13, 2006, the board of directors (the “Board”) of Applied Films took certain action with respect to the exercisability of an aggregate of 42,000 options to purchase Applied Films common stock (the “Director Options”) held by members of the Board and the secretary to the Board, the vesting of which had been accelerated to May 3, 2006 in connection with the Merger. The Board approved the agreement of the members of the Board and the secretary to the Board not to exercise any of the Director Options until a date, to be agreed upon by Applied Materials, Inc., occurring after the approval of the Agreement and Plan of Merger by Applied Films’ shareholders (if such shareholder approval is obtained) and prior to closing of the Merger.

Additional Information and Where to Find It

In connection with the Merger, Applied Films has filed a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders are able to obtain free copies of the proxy statement, as well as other filed materials containing information about Applied Films at www.sec.gov, the SEC’s website. Investors may also obtain free copies of the proxy statement and the other materials at www.appliedfilms.com, or by request to Applied Films Corporation, Attn: Chief Financial Officer, 9586 I-25 Frontage Road, Suite 200, Longmont, Colorado 80504.

Participants in the Solicitation

Applied Films and its directors and executive officers may be deemed, under the SEC rules, to be participants in the solicitation of proxies from Applied Films shareholders in favor of the proposed Merger. Information regarding the identity of Applied Films’ directors and executive officers is set forth in Applied Films’ annual report on Form 10-K for the year ended July 2, 2005 and a Schedule 14A filed by Applied Films with the SEC on September 30, 2005, both of which are available free of charge from the SEC or from Applied Films as indicated above. Additional information about the interests of potential participants in the proposed Merger is included in the proxy statement and other materials concerning the proposed Merger that have been filed with the SEC.

Item 9.01      Financial Statements and Exhibits

(d)	Exhibits

10.1	Supplemental Agreement between Applied Films Corporation and Thomas T. Edman, dated May 15, 2006.

10.2	Supplemental Agreement between Applied Films Corporation and Lawrence D. Firestone, dated May 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2006	APPLIED FILMS CORPORATION By /s/ Lawrence D. Firestone —————————————— Lawrence D. Firestone Chief Financial Officer

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